Exhibit 10.1

UGI CORPORATION

DESCRIPTION OF COMPENSATION ARRANGEMENT

FOR

ROGER PERREAULT

Roger Perreault is Executive Vice President, Global LPG of UGI Corporation and President of UGI International, LLC. Mr. Perreault has an oral compensation arrangement with UGI Corporation, which includes the following:

Mr. Perreault:

1.	is entitled to an annual base salary, which for fiscal year 2019 will be $630,000;
2.

participates in UGI Corporation’s annual bonus plan, with bonus payable based on the achievement of pre-approved financial and/or business performance objectives that support business plans and strategic goals;

3.	participates in UGI Corporation’s 2013 Omnibus Incentive Compensation Plan;
4.	will receive cash benefits upon termination of his employment without cause following a change in control of UGI Corporation; and
5.	participates in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan, 2009 Supplemental Executive Retirement Plan for New Employees, and UGI Savings Plan.